As filed with the Securities and Exchange Commission on April 14, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rumble Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-1087461
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

444 Gulf of Mexico Drive
Longboat Key, FL	34228
(Address of Principal Executive Offices)	(Zip Code)

Rumble Inc. 2022 Stock Incentive Plan

(Full title of the plan)

Michael Ellis
General Counsel and Corporate Secretary
444 Gulf of Mexico Drive
Longboat Key, FL 34228

(Name and address of agent for service)

(941) 210-0196

(Telephone number, including area code, of agent for service)

Copies to:

Russell L. Leaf
Sean M. Ewen
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099
(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is filed by Rumble Inc. (the “Company” or “Registrant”) to register 4,533,344 additional shares of the Registrant’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), which were automatically added to, and may be issued under, the Rumble Inc. 2022 Stock Incentive Plan (the “Incentive Plan”), pursuant to the Incentive Plan’s “evergreen” provision.

Pursuant to the Registration Statement on Form S-8 (Registration No. 333-268403) filed by the Registrant on November 16, 2022 (the “Prior Registration Statement”), the Registrant previously registered an aggregate of 36,719,968 shares of Class A Common Stock under the Incentive Plan (as adjusted to reflect all stock splits and stock dividends to date). The additional shares of Class A Common Stock being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statement. The contents of the Prior Registration Statement, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof or otherwise, are incorporated herein by reference in accordance with General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Commission by the Company, are incorporated by reference into this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 30, 2023, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	the Company’s Current Reports on Form 8-K, filed on February 21, 2023, and March 7, 2023; and

(c)	the description of the Company’s Class A Common Stock, which is contained in the Company’s amended registration statement on Form S-1/A filed on October 19, 2022 (File No. 333-267936) under the Securities Act, as updated by Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, together with any amendment or report filed with the Commission for the purpose of updating this description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission; provided, however, that documents or portions thereof which are “furnished” and not “filed” in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless the Registrant expressly provides to the contrary that such document is incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 8.	EXHIBITS

The Exhibits to this Registration Statement are listed in the Index to Exhibits and are incorporated herein by reference.

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
5.1	Opinion of Willkie Farr & Gallagher LLP					X
23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 hereto)					X
23.2	Consent of MNP LLP, Independent Registered Public Accounting Firm					X
24.1	Power of Attorney (included on the signature page hereto)					X
99.1	Rumble Inc. 2022 Stock Incentive Plan	10-Q	001-40079	10.4	November 14, 2022
107	Filing Fee Table					X

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longboat Key, State of Florida, on the 14th day of April, 2023.

RUMBLE INC.

By:	/s/ Christopher Pavlovski
Name:	Christopher Pavlovski
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Jay Ellis and Sergey Milyukov, or either of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Commission, granting unto said attorneys-in-fact and agents, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Christopher Pavlovski	Chief Executive Officer	April 14, 2023
Christopher Pavlovski	(Principal Executive Officer) and Chairman

/s/ Brandon Alexandroff	Chief Financial Officer (Principal Financial Officer and	April 14, 2023
Brandon Alexandroff	Principal Accounting Officer)

/s/ Nancy Armstrong	Director	April 14, 2023
Nancy Armstrong

/s/ Robert Arsov	Director	April 14, 2023
Robert Arsov

/s/ Paul Cappuccio	Director	April 14, 2023
Paul Cappuccio

/s/ Ethan Fallang	Director	April 14, 2023
Ethan Fallang

/s/ Ryan Milnes	Director	April 14, 2023
Ryan Milnes

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